=========================================================================

                        AGREEMENT AND PLAN OF MERGER

                       DATED AS OF SEPTEMBER 21, 1999

                                   AMONG

                              MEDIMMUNE, INC.

                           MARLIN MERGER SUB INC.

                                    AND

                           U.S. BIOSCIENCE, INC.

  =========================================================================



                             Table of Contents

                                                                        Page

 ARTICLE I      THE MERGER . . . . . . . . . . . . . . . . . . . . . . .   2
      Section 1.1    The Merger  . . . . . . . . . . . . . . . . . . . .   2
      Section 1.2    Closing . . . . . . . . . . . . . . . . . . . . . .   2
      Section 1.3    Effective Time  . . . . . . . . . . . . . . . . . .   2
      Section 1.4    Certificate of Incorporation and Bylaws . . . . . .   2
      Section 1.5    Directors and Officers  . . . . . . . . . . . . . .   3
      Section 1.6    Effects of the Merger . . . . . . . . . . . . . . .   3

 ARTICLE II     EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
                CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES . . .   3
      Section 2.1    Effect on Capital Stock . . . . . . . . . . . . . .   3
      Section 2.2    Exchange of Certificates  . . . . . . . . . . . . .   5

 ARTICLE III    REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . .   9
      Section 3.1    Representations and Warranties of the Company . . .   9
      Section 3.2    Representations and Warranties of Parent and
                       Sub . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE IV      COVENANTS RELATING TO CONDUCT OF BUSINESS  . . . . . . .  36
      Section 4.1    Conduct of Business . . . . . . . . . . . . . . . .  36
      Section 4.2    No Solicitation . . . . . . . . . . . . . . . . . .  41

 ARTICLE V      ADDITIONAL AGREEMENTS  . . . . . . . . . . . . . . . . .  44
      Section 5.1    Preparation of the Form S-4 and the Proxy
                       Statement; Stockholders Meeting . . . . . . . . .  44
      Section 5.2    Letters of the Company's Accountants  . . . . . . .  45
      Section 5.3    Letters of Parent's Accountants . . . . . . . . . .  46
      Section 5.4    Access to Information; Confidentiality  . . . . . .  46
      Section 5.5    Reasonable Best Efforts . . . . . . . . . . . . . .  47
      Section 5.6    Stock Options . . . . . . . . . . . . . . . . . . .  48
      Section 5.7    Indemnification, Exculpation and Insurance  . . . .  50
      Section 5.8    Fees and Expenses . . . . . . . . . . . . . . . . .  50
      Section 5.9    Public Announcements  . . . . . . . . . . . . . . .  51
      Section 5.10   Affiliates  . . . . . . . . . . . . . . . . . . . .  52
      Section 5.11   Stock Exchange Listing  . . . . . . . . . . . . . .  52
      Section 5.12   Pooling of Interests  . . . . . . . . . . . . . . .  53
      Section 5.13   Tax Treatment . . . . . . . . . . . . . . . . . . .  53
      Section 5.14   Stockholder Litigation  . . . . . . . . . . . . . .  53
      Section 5.15   Rights Agreement  . . . . . . . . . . . . . . . . .  53
      Section 5.16   Conveyance Taxes  . . . . . . . . . . . . . . . . .  53

 ARTICLE VI     CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . .  54
      Section 6.1    Conditions to Each Party's Obligation to
                       Effect the Merger . . . . . . . . . . . . . . . .  54
      Section 6.2    Conditions to Obligations of Parent and Sub . . . .  55
      Section 6.3    Conditions to Obligation of the Company . . . . . .  56
      Section 6.4    Frustration of Closing Conditions . . . . . . . . .  57

 ARTICLE VII    TERMINATION, AMENDMENT AND WAIVER  . . . . . . . . . . .  57
      Section 7.1    Termination . . . . . . . . . . . . . . . . . . . .  57
      Section 7.2    Effect of Termination . . . . . . . . . . . . . . .  58
      Section 7.3    Amendment . . . . . . . . . . . . . . . . . . . . .  59
      Section 7.4    Extension; Waiver.  . . . . . . . . . . . . . . . .  59

 ARTICLE VIII   GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . .  59
      Section 8.1    Nonsurvival of Representations and Warranties . . .  59
      Section 8.2    Notices . . . . . . . . . . . . . . . . . . . . . .  59
      Section 8.3    Definitions . . . . . . . . . . . . . . . . . . . .  61
      Section 8.4    Interpretation  . . . . . . . . . . . . . . . . . .  62
      Section 8.5    Counterparts  . . . . . . . . . . . . . . . . . . .  63
      Section 8.6    Entire Agreement; Third-Party Beneficiaries . . . .  63
      Section 8.7    Governing Law . . . . . . . . . . . . . . . . . . .  63
      Section 8.8    Assignment  . . . . . . . . . . . . . . . . . . . .  63
      Section 8.9    Enforcement . . . . . . . . . . . . . . . . . . . .  63
      Section 8.10   Severability  . . . . . . . . . . . . . . . . . . .  64


 Exhibit A Form of Company Affiliate Letter
 Exhibit B Form of Parent Affiliate Letter



      AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of September 21, 1999, among MedImmune, Inc., a Delaware corporation ("Parent"), Marlin Merger Sub Inc., a Delaware corporation and a newly formed, direct, wholly owned subsidiary of Parent ("Sub"), and U.S. Bioscience, Inc., a Delaware corporation (the "Company").

      WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved and declared advisable this Agreement and the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $0.01 per share, of the Company ("Company Common Stock"), other than Company Common Stock owned by Parent, Sub or the Company, will be converted into the right to receive common stock, par value $0.01 per share, of Parent ("Parent Common Stock") as set forth herein;

      WHEREAS, in order to induce Parent to execute and deliver this Agreement, Parent and the Company are entering into a stock option agreement (the "Option Agreement"), pursuant to which the Company is granting Parent the option to purchase shares of Company Common Stock, upon the terms and subject to the conditions set forth therein;

      WHEREAS, for U.S. Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall be, and is hereby, adopted as a plan of reorganization for purposes of Section 368 of the Code; and

      WHEREAS, for financial accounting purposes, it is intended that the Merger will be accounted for as a pooling of interests transaction under generally accepted accounting principles ("GAAP").

            NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and intending to be legally bound hereby, the parties hereto agree as follows:


                                  ARTICLE I
                                 THE MERGER

      Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time. Following the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

      Section 1.2 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second Business Day after satisfaction or waiver of the conditions set forth in ARTICLE VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, unless another date or place is agreed to by the parties hereto.

      Section 1.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such other time as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

      Section 1.4    Certificate of Incorporation and Bylaws.

            (a) The Certificate of Incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable law, provided that the name of the Surviving Corporation shall be changed to the name of the Company.

            (b) The Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

      Section 1.5    Directors and Officers.

            (a) The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

            (b) The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

      Section 1.6 Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.


                                 ARTICLE II
              EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
             CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

      Section 2.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Sub:

            (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

            (b) Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock that is owned by the Company, Parent or Sub shall automatically be canceled and retired and shall cease to exist, and no Parent Common Stock or other consideration shall be delivered in exchange therefor.

            (c) Conversion of Company Common Stock. Subject to Section 2.2(e), each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.1(b)) shall be converted into the right to receive a number of validly issued, fully paid and nonassessable shares of Parent Common Stock equal to the Exchange Ratio (the "Merger Consideration"). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.2, without interest. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class, by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the Merger Consideration shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange or similar transaction.

            (d) The "Exchange Ratio" shall be 0.1500, provided that, if the Parent Share Price shall be (i) greater than $140, the Exchange Ratio shall be $19.10 divided by the Parent Share Price, (ii) $140 or lower but more than $132, the Exchange Ratio shall be 0.1364, (iii) $132 or lower but more than $120, the Exchange Ratio shall be $18 divided by the Parent Share Price, (iv) $100 or lower but more than $88, the Exchange Ratio shall be $15 divided by the Parent Share Price, (v) $88 or lower, the Exchange Ratio shall be 0.1705 (except as provided in paragraph (e) below). The Exchange Ratio shall be rounded to the nearest 1/10,000th of a share. "Parent Share Price" shall be the average of the closing prices of the shares of Parent Common Stock on the Nasdaq National Market for the 20 consecutive trading days ending on the third trading day prior to the date of the Stockholders Meeting, as reported by The Wall Street Journal (or, if not reported thereby, any other authoritative source), provided, that the last five trading days of 1999 and the first two trading days of 2000 shall not be considered trading days for purposes of this sentence.

            (e) If the Parent Share Price shall be less than $80, the Company may, no later than 12:00 noon New York City time, on the second trading day prior to the date of the Stockholders Meeting, deliver a notice to Parent to the effect that the Company is terminating this Agreement pursuant to Section 2.1(e). Such termination shall be effective at 10:00 a.m. New York City time on the trading day following Parent's receipt of such notice, unless Parent shall, prior to such time, deliver a notice (the "Top-Up Notice") to the effect that the Exchange Ratio shall be $13.64 divided by the Parent Share Price.

      Section 2.2    Exchange of Certificates.

            (a) Exchange Agent. As of the Effective Time, Parent shall deposit with American Stock Transfer and Trust Company of New York or such other bank or trust company as may be designated by Parent (the "Exchange Agent") and which shall be reasonably acceptable to the Company, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this ARTICLE II, through the Exchange Agent, certificates representing the shares of Parent Common Stock (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time and any cash payments in lieu of any fractional shares of Parent Common Stock, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.1 in exchange for outstanding shares of Company Common Stock.

            (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1(c), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and
 (ii) instructions for use in surrendering the Certificates in exchange for certificates representing the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this ARTICLE II after taking into account all the shares of Company Common Stock then held by such holder under all such Certificates so surrendered,
 (y) cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e), and (z) any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(c) (in each case, after giving effect to any required withholding taxes), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a Person other than the Person in whose name the Certificate so surrendered is registered, if, upon presentation to the Exchange Agent, such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock to a Person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such tax has been paid or is not applicable. Notwithstanding anything to the contrary contained herein, no certificate representing Parent Common Stock or cash in lieu of a fractional share interest shall be delivered to a person who is a "affiliate" (as contemplated by Section 5.10(a) hereof) of the Company unless such affiliate has theretofore executed and delivered to Parent the agreement referred to in Section 5.10(a). Until surrendered as contemplated by this Section 2.2(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, cash in lieu of any fractional shares of Parent Common Stock as contemplated by Section 2.2(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(c). No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to Section 2.1(c) or
 Section 2.2(e).

            (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e) until the holder of record of such Certificate shall surrender such Certificate in accordance with this ARTICLE II. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock, less the amount of any withholding taxes which may be required thereon.

            (d)     No Further Ownership Rights in Company Common Stock.
 All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this ARTICLE II (including any cash paid pursuant to Section 2.2(c) or Section 2.2(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock previously represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this ARTICLE II.
            (e)     No Fractional Shares.

                (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Parent shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

                (ii) Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount, less the amount of any withholding taxes which may be required thereon, equal to such fractional part of a share of Parent Common Stock multiplied by the per share closing price of Parent Common Stock on the Nasdaq National Market on the Closing Date, as such price is reported by The Wall Street Journal (or, if not reported thereby, any other authoritative source).

            (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this ARTICLE II shall thereafter look only to Parent for, and Parent shall remain liable for, payment of their claim for Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

            (g) No Liability. None of Parent, Sub, the Company or the Exchange Agent shall be liable to any Person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash in lieu of fractional shares of Parent Common Stock or cash from the Exchange Fund, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

            (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

            (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof, in each case pursuant to this Agreement.


                                 ARTICLE III
                       REPRESENTATIONS AND WARRANTIES

      Section 3.1 Representations and Warranties of the Company. Except as set forth on the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement, which disclosure schedule specifies the section or subsection of this Agreement to which the exception relates (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Sub as follows:

            (a) Organization, Standing and Corporate Power. Each of the Company and its operating Subsidiaries listed in Section 3.1(a) of the Company Disclosure Schedule (the "Operating Subsidiaries") is a corporation duly organized, validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction in which it is organized and has all requisite corporate power and authority to carry on its business as now being conducted. Each of the Company and its Operating Subsidiaries is duly qualified or licensed to do business and, to the extent applicable, is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate would not have a Material Adverse Effect on the Company. The Company has made available to Parent prior to the execution of this Agreement complete and correct copies of its Restated Certificate of Incorporation, as amended (the "Company Certificate of Incorporation") and Bylaws (the "Bylaws"), and the comparable organizational documents of each of its Operating Subsidiaries, in each case as amended to the date hereof.

            (b)     Subsidiaries.  Exhibit 22 to the Company's Annual
 Report on Form 10-K for the fiscal year ended December 31, 1998 lists all the Subsidiaries of the Company. All the outstanding shares of capital stock of, or other equity interests in, each such Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company free and clear of all Liens, and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests. Other than such Subsidiaries of the Company, neither the Company nor any Subsidiary owns any equity interest in any person.

            (c) Capital Structure. The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $.005 per share ("Preferred Stock"). At the close of business on September 17, 1999, (i) 27,516,867 shares of Company Common Stock were issued and outstanding, (ii) 23,906 shares of Company Common Stock were held by the Company in its treasury, (iii) 8,174,977 shares of Company Common Stock were issuable pursuant to outstanding Company Stock Options, (iv) no shares of Preferred Stock were issued or outstanding, (v) 500,000 shares of Series A Preferred Stock were reserved for issuance in connection with the Rights issued pursuant to the Rights Agreement and (vi) 537,346 shares of Company Common Stock were issuable under the Warrants for the purchase of 472,293, 53,735 and 11,318 shares, respectively, of the Company's common stock, granted to Domain Partners IV, L.P., Proquest Investments L.P. and DP IV Associates, L.P., respectively, on February 2, 1999. Except as set forth above in this
 Section 3.1(c) at the close of business on September 17, 1999, no shares of capital stock or other voting securities of the Company were issued, issuable, reserved for issuance or outstanding. Except as set forth above in this Section 3.1(c) and pursuant to the Option Agreement, there are no outstanding stock appreciation rights or rights to receive shares of Company Common Stock on a deferred basis granted under the Company Stock Plans or otherwise. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Company Stock Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth above in this Section 3.1(c), there are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Section 3.1(c) of the Company Disclosure Schedule lists each outstanding Stock Option and the holder thereof, the number of shares issuable thereunder and the grant date, exercise price and expiration date thereof. Except as set forth above in this Section 3.1(c) or resulting from the issuance of shares of Company Common Stock pursuant to Stock Options outstanding as of the close of business on September 17, 1999 or the Option Agreement, (x) there are not issued, issuable, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of the Company, (B) any securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company, (C) any warrants, calls, options or other rights to acquire from the Company or any Company Subsidiary, and no obligation of the Company or any Company Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company and (y) there are not any outstanding obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Neither the Company nor any Subsidiary is a party to any voting agreement with respect to the voting of any such securities. Except as set forth in this Section 3.1(c), there are no issued, issuable, reserved for issuance or outstanding (A) securities of the Company or any Company Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Company Subsidiary, (B) warrants, calls, options or other rights to acquire from the Company or any Company Subsidiary, and no obligation of the Company or any Company Subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Company Subsidiary or (C) obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of Company Subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Except as set forth above in this Section 3.1(c), neither the Company nor any Subsidiary is a party to or bound by any agreement regarding any securities of the Company or any Subsidiary.

            (d) Authority; Noncontravention. The Company has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The Company has all requisite corporate power and authority to enter into the Option Agreement and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement and the Option Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement and the Option Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Option Agreement or to consummate the transactions contemplated hereby and thereby, subject, in the case of the Merger, to receipt of the Stockholder Approval and the filing of the Certificate of Merger. The Board of Directors of the Company has unanimously approved this Agreement, determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the Company and its stockholders and declared that the Merger is advisable. This Agreement and the Option Agreement have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties thereto, constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by principles governing availability of equitable remedies).

            The execution and delivery of this Agreement and the Option Agreement do not, and the consummation of the Merger and the other transactions contemplated by this Agreement and the Option Agreement and compliance with the provisions of this Agreement and the Option Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever (collectively, "Liens") in or upon any of the properties or assets of the Company or any Subsidiary under, (i) the Company Certificate of Incorporation or Bylaws or the comparable organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, bond, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit or license applicable to the Company or any of its Subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following paragraph, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case applicable to the Company or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not have a Material Adverse Effect on the Company.

            No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (each, a "Governmental Entity") is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the Option Agreement by the Company or the consummation by the Company of the Merger or the other transactions contemplated by this Agreement or the Option Agreement, except for (1) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and any applicable filings and approvals under similar foreign antitrust laws and regulations, (2) the filing with the Securities and Exchange Commission (the "SEC") of (A) a proxy statement relating to the adoption by the Company's stockholders of this Agreement (as amended or supplemented from time to time, the "Proxy Statement") and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), as may be required in connection with this Agreement, the Option Agreement and the transactions contemplated by this Agreement or the Option Agreement, (3) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (4) such filings with and approvals of the American Stock Exchange ("AMEX") to permit the shares of Company Common Stock that are to be issued pursuant to the Option Agreement to be traded on AMEX and (5) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate would not have a Material Adverse Effect on the Company.

            (e) SEC Documents. The Company has timely filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) with the SEC required to be filed by the Company since January 1, 1998 (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later-filed Filed SEC Document, none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments not material in amount). Except (i) as set forth in the Filed SEC Documents or (ii) for liabilities set forth in this Agreement or the Option Agreement, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, would have a Material Adverse Effect on the Company. For purposes of this Agreement, a "Filed SEC Document" shall mean an SEC Document filed by the Company and publicly available prior to the date of this Agreement.

            (f) Information Supplied. None of the information to be supplied by the Company specifically for inclusion or incorporation by reference in the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (the "Form S-4") will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and the Proxy Statement will not, on the date it is first mailed to the Company's stockholders and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement.

            (g) Absence of Certain Changes or Events. Except as set forth in the Filed SEC Documents filed after December 31, 1998 and for liabilities set forth in this Agreement, since December 31, 1998, (i) the Company and its Subsidiaries have conducted their businesses in the ordinary course consistent with past practice and (ii) there has not been any Material Adverse Change. Except as set forth in the Filed SEC Documents and for actions in the ordinary course of business, consistent with past practice, since June 30, 1999, neither the Company nor any Subsidiary has taken any action, or failed to take any action, which if such action or failure occurred during the period from the date of this Agreement to the Effective Time would constitute a material violation of Sections 4.1(a) (i), (iii), (iv), (v) (other than with respect to licensing), (vi), (vii) or (viii), and neither the Company nor any Subsidiary has authorized, or committed or agreed, to take any of such actions.

            (h) Litigation. There is no suit, action or proceeding pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties that individually or in the aggregate would have a Material Adverse Effect, nor is there any judgment, decree, injunction, rule, order, action, demand, or requirement of any Governmental Entity or arbitrator outstanding against, or, to the Knowledge of the Company, any or investigation by any Governmental Entity involving, the Company or any of its Subsidiaries that individually or in the aggregate would have a Material Adverse Effect.

            (i) Contracts. As of the date of this Agreement, neither the Company nor any Subsidiary is a party to, and none of their respective properties or assets are bound by, any material contracts, including contracts relating to distribution, sale, licensing, marketing, manufacturing, third party suppliers of active ingredients, bulk product and finished product to the Company, other than contracts filed as exhibits to the SEC Documents. The Company has not received any notice from any other party to any such material contract, and otherwise has no Knowledge that such third party intends to terminate, or not renew, any such material contract. As of the date hereof, the Company has made available to Parent true and correct copies of all such contracts. Neither the Company nor any of its Subsidiaries, and, to the Knowledge of the Company, no other party thereto, is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any loan or credit agreement, bond, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit or license to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any agreement or covenant not to compete or by any agreement or covenant restricting in any material respect the development, marketing or distribution of the Company's or its Subsidiaries' products or services or the conduct of their businesses.

            (j)     Compliance with Laws.

                (i) Each of the Company and its Subsidiaries is in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees of any Governmental Entity (other than Environmental Laws) (collectively, "Legal Provisions") applicable to its business or operations, except for instances of possible noncompliance that individually or in the aggregate would not have a Material Adverse Effect on the Company. Each of the Company and its Subsidiaries has in effect all approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights of or with all Governmental Entities, including all authorizations under Environmental Laws ("Permits"), necessary for it to own, lease or operate its properties and assets and to carry on its business and operations as now conducted, except for the failure to have such Permits that individually or in the aggregate would not have a Material Adverse Effect on the Company. There has occurred no default under, or violation of, any such Permit, except for defaults under, or violations of, Permits that individually or in the aggregate would not have a Material Adverse Effect on the Company. The Merger, in and of itself, would not cause the revocation or cancellation of any such Permit that individually or in the aggregate is reasonably likely to have a Material Adverse Effect on the Company.

                (ii) Except for those matters that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on the Company: (A) each of the Company and its Subsidiaries is, and has been, in compliance with all applicable Environmental Laws; (B) during the period of ownership or operation by the Company or its Subsidiaries of any of its currently or previously owned, leased or operated properties, no Hazardous Material has been treated or disposed of, and there have been no Releases or threatened Releases of Hazardous Material at, in, on, under or affecting such properties or any contiguous site; (C) prior to the period of ownership or operation by the Company or its Subsidiaries of any of its currently or previously owned, leased or operated properties, to the Knowledge of the Company, no Hazardous Material was treated, stored, or disposed of, and there were no Releases of Hazardous Material at, in, on, under or affecting any such property or any contiguous site; and (D) neither the Company nor its Subsidiaries have received any written notice of, or entered into or assumed by contract, judicial or administrative settlement, or operation of law any indemnification obligation, order, settlement or decree relating to: (1) any violation of any Environmental Laws or the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any alleged violation of Environmental Laws or any Release of Hazardous Materials, (2) the response to or remediation of Hazardous Material at or arising from any of the Company's or its Subsidiaries' activities or properties or any other properties or (3) payment for any response action relating to or remediation of Hazardous Material at or arising from any of the Company's or its Subsidiaries' properties, activities, or any other properties. The term "Environmental Laws" means all applicable U.S., U.K., and Dutch laws, statutes, treaties, rules, codes, ordinances, regulations, certificates, orders, directives, interpretations, licenses, permits, and other authorizations of any Governmental Entity and judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction, including any thereof of the European Community or the European Union having the force of law in The Netherlands and being applicable to the Company, dealing with the protection of health, welfare or the environment, including, without limitation, flood, pollution or disaster laws and health and environmental protection laws and regulations, and all other rules and regulations promulgated thereunder and any provincial, municipal, waterboard or other local statute, law, rule, regulation or ordinance relating to public or employee health, safety or environment; including all laws relating to Releases to air, water, land or groundwater, relating to the withdrawal or use of groundwater, and relating to the use, handling, transportation, manufacturing, introduction into the stream of commerce, or disposal of Hazardous Materials.

            The term "Hazardous Materials" means any chemical, material, liquid, gas, substance, or waste, whether naturally occurring or man-made, that is prohibited, limited, or regulated by or pursuant to an Environmental Law.

            The term "Release" means spilling, leaking, discharging, injecting, emitting, and or disposing and placement of a Hazardous Material in any location that poses a threat thereof.

            (k) Absence of Changes in Benefit Plans. There has not been any adoption or amendment in any material respect by the Company or any of its Subsidiaries of any collective bargaining agreement or any Benefit Plan (defined below), or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Pension Plans (defined below), or any change in the manner in which contributions to any Pension Plans are made or the basis on which such contributions are determined. As of the date of this Agreement, there exist no currently binding employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between the Company or its Subsidiaries and any current or former officer, director or employee of the Company or its Subsidiaries which provide for payments in excess of $50,000 and which are not terminable on 60 days or less notice without penalty. There are no collective bargaining or other labor union agreements to which the Company or its Subsidiaries is a party or by which it is bound.

            (l)     ERISA Compliance.

                (i) Section 3.1(l)(i) of the Company Disclosure Schedule contains a list, and in the case of Subsidiaries, a description of each pension, retirement, savings, profit sharing, medical, dental, health, disability, life, death benefit, group insurance, deferred compensation, stock option, stock purchase, restricted stock, bonus or incentive, severance pay, employment or termination, and other employee benefit or compensation plan, trust arrangement, contract, agreement (including pursuant to any collective bargaining agreement), policy, practice or commitment, whether formal or informal, written or oral, in each case that are binding commitments of the Company and its Subsidiaries, under which (1) current or former employees, directors or independent contractors of the Company or any of its Subsidiaries participate or are entitled to participate by reason of their relationship with the Company or any of its Subsidiaries, (2) to which the Company or any of its Subsidiaries is a party or a sponsor or a fiduciary thereof or by which the Company or any of its Subsidiaries (or any of their rights, properties or assets) is currently bound or
      (3) with respect to which the Company or any of its Subsidiaries has any obligation to make payments or contributions, including, without limitation, any employee benefit plan that is subject to or governed by the laws of any jurisdiction other than the laws of the United States (a "Foreign Plan"), all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in
      Section 3(1) of ERISA) (sometimes referred to herein as "Welfare Plans") (all of the foregoing referred to collectively herein as "Benefit Plans"), and all other Benefit Plans maintained, or contributed to, by the Company, its Subsidiaries or any Person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (a "Commonly Controlled Entity") for the benefit of any current or former officers, directors or employees of the Company and its Subsidiaries (including any such plans maintained for current or former foreign employees). The Company has made available to Parent true, complete and correct copies of (1) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (2) the most recent annual report on Form 5500 required to be filed with the Internal Revenue Service (the "IRS") with respect to each Benefit Plan, (3) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (4) each trust agreement and group annuity contract relating to any Benefit Plan. Each Benefit Plan maintained or contributed to by the Company or any of its Subsidiaries has been administered in all material respects in accordance with its terms. The Company, its Subsidiaries and all the Benefit Plans maintained or contributed to by the Company or any of its Subsidiaries are all in compliance in all material respects with the applicable provisions of ERISA, the Code and all other applicable laws, including laws of foreign jurisdictions.

                (ii) All Pension Plans maintained or contributed to by the Company or any of its Subsidiaries intended to be tax-qualified have been the subject of determination letters from the IRS to the effect that such Pension Plans are qualified and exempt from United States Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor has any event occurred since the date of its most recent determination letter or application therefor that would adversely affect its qualification or materially increase its costs. All Pension Plans maintained or contributed to by the Company or any of its Subsidiaries required to have been approved by any foreign Governmental Entity have been so approved and no such approval has been revoked nor has any event occurred since the date of its most recent approval or application therefor that would adversely affect its approval or materially increase its costs.

                (iii) Neither the Company nor any Commonly Controlled Entity has (1) at any time in the six years prior to the Closing Date maintained or contributed to any Benefit Plan that is subject to Title IV of ERISA or Section 412 of the Code or (2) has any unsatisfied liability under Title IV of ERISA or Section 412 of the Code. None of the Company, its Subsidiaries, or any Commonly Controlled Entity contributes to a "multiemployer plan" as defined in Section 3(37) of ERISA.

                (iv) With respect to any Welfare Plan maintained or contributed to by the Company or any of its Subsidiaries, there are no understandings, agreements or undertakings, written or oral, that would prevent any such plan (including any such plan covering retirees or other former employees) from being amended or terminated without material liability to the Company on or at any time after the Effective Time.

                (v) No pending or, to the knowledge of the Company, threatened disputes, lawsuits, claims (other than routine claims for benefits), investigations, audits or complaints to, or by, any person or governmental authority have been filed or are pending with respect to any Benefit Plans or the Company or any of its Subsidiaries in connection with any Benefit Plan or the fiduciaries or administrators thereof. With respect to each Benefit Plan, there has not occurred, and no person or entity is contractually bound to enter into, any nonexempt "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA, nor any transaction that would result in a civil penalty being imposed under Section 409 or 502(i) of ERISA.

                (vi) There are no unfunded liabilities with respect to any Foreign Plan other than would not individually or in the aggregate have a Material Adverse Effect on the Company.

                (vii) All contributions to and payments with respect to or under the Benefit Plans that are required to be made with respect to periods ending on or before the Effective Time have been made or accrued before the Effective Time by the Company in accordance with the appropriate plan documents, financial statements, actuarial report, collective bargaining agreements or insurance contracts or arrangements.

                (viii) No Welfare Plan providing medical or death benefits (whether or not insured) with respect to current or former employees of the Company or any Subsidiary continues such coverage or provides such benefits beyond their date of retirement or other termination of service (other than coverage the cost of which is fully paid by the former employee or his or her dependents).

                (ix) Except as set forth in Section 3.1(l)(ix) of the Company Disclosure Schedule, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any plan, policy, arrangement or agreement (including under any collective bargaining agreement) or any trust or loan that will or would reasonably be expected to result in any payment (whether of severance pay or otherwise), acceleration of, forgiveness of indebtedness owing from, vesting of, distribution of, or increase in or obligation to fund, any benefits with respect to any current or former employee, director or consultant of the Company.

            (m) Labor Relations. (a) As of the date hereof, there is no pending or, to the Knowledge of the Company, threatened union organizational campaign effort, collective bargaining negotiations, bargaining impasse, implementation of final offer, labor dispute, grievance or arbitration matter, economic or unfair labor practice strike, boycott, work stoppage, slowdown, work-to-rule or intermittent strike against the Company or any of its Subsidiaries, (b) no lockout is in effect and (c) no permanent or temporary strike replacements are currently employed at any Company facility. Neither the Company nor any of its Subsidiaries, nor their respective representatives or employees, has committed any unfair labor practices in connection with the operation of the respective businesses of the Company or any of its Subsidiaries, and there is no pending or, to the Knowledge of the Company, threatened charge, complaint, decision, order, notice-posting requirement, settlement agreement or injunctive action or order against the Company or any of its Subsidiaries by the National Labor Relations Board or any similar governmental or adjudicatory agency or court, except in each case as would not have a Material Adverse Effect on the Company. The Company and its Subsidiaries have in the past been and are in compliance in all respects with all applicable collective bargaining agreements and laws respecting employment, employment practices, employee classification, labor relations, safety and health, wages, hours and terms and conditions of employment, except where the failure to be in compliance would not have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has experienced within the past 12 months a "plant closing" or "mass layoff" within the meaning of the Worker Adjustment and Retraining Notification Act, 29 U.S.C. sections 2101 et seq. Section 3.1(m) of the Company Disclosure Schedule also sets forth the aggregate number of employees who work for the Company and its Subsidiaries, specifying the number of such employees who belong to a union or are otherwise covered by an employment agreement or a collective bargaining agreement.

            (n) Taxes. Each of the Company and its Subsidiaries has timely filed all Tax Returns required to be filed by it, or requests for extensions to file such Tax Returns have been timely filed and granted and have not expired, and all such filed Tax Returns are complete and accurate in all respects, except to the extent that failures to (i) file, (ii) have extensions granted that remain in effect or (iii) be complete and accurate in all respects, as applicable, individually or in the aggregate, would not have a Material Adverse Effect. The Company and each of its Subsidiaries has paid (or the Company has paid on its behalf) all Taxes shown as due on such Tax Returns, except to the extent that a failure to pay all Taxes shown as due on such Tax Returns, individually or in the aggregate, would not have a Material Adverse Effect. The most recent financial statements contained in the Filed SEC Documents reflect an adequate reserve for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements, except to the extent that any failures to reflect such reserves, individually or in the aggregate, would not have a Material Adverse Effect. No deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of its Subsidiaries that are not adequately reserved for on the Company's financial statements in accordance with GAAP except to the extent that such Taxes, individually or in the aggregate, would not have a Material Adverse Effect. No requests for waivers of the time to assess any Taxes against the Company or any of its Subsidiaries have been granted or are pending, except for requests with respect to such Taxes that have been adequately reserved for in the most recent financial statements contained in the Filed SEC Documents, or, to the extent not adequately reserved, the assessment of which would, individually or in the aggregate, not have a Material Adverse Effect. Neither the Company nor any of its Affiliates has taken or agreed to take any action or knows of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Neither the Company nor any of its Subsidiaries has distributed the stock of any corporation in a transaction satisfying the requirements of
 Section 355 of the Code since April 16, 1997. Neither the stock of the Company nor the stock of any of its Subsidiaries has been distributed in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997. As used in this Agreement, "Taxes" shall include all U.S. Federal, state and local, domestic and foreign, income, franchise, property, sales, use, excise and other taxes, tariffs or governmental charges of any nature whatsoever, including any obligations for withholding taxes from payments due or made to any other person and any interest, penalties or additions to tax and "Tax Returns" shall include any return, report or similar statement (including attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

            (o) No Excess Parachute Payments; No Section 162(m) Payments. There will be no payments or benefits to any "disqualified individual" (within the meaning of Section 280G of the Code) that would constitute or result in an "excess parachute payment" under Section 280G of the Code as a direct or indirect consequence of the transactions contemplated by this Agreement, including, without limitation, as a result of the acceleration of vesting or exercisability of any options to purchase Company Common Stock held by "disqualified individuals" as a direct or indirect consequence of the transactions contemplated by this Agreement.
 No such Person is entitled to receive any additional payment from the Company, the Surviving Corporation or any other Person (a "Parachute Gross Up Payment") in the event that the excise tax of Section 4999(a) of the Code is imposed on such Person. The Benefit Plans and other Company employee compensation arrangements in effect as of the date of this Agreement have been designed so that the disallowance of a deduction under
 Section 162(m) of the Code for employee remuneration will not apply to any material amounts paid or payable by the Company or any of its Subsidiaries under any such plan or arrangement and, to the Knowledge of the Company, no fact or circumstance exists that is reasonably likely to cause such disallowance to apply to any such amounts.

            (p)     Title to Properties.

                (i) Each of the Company and its Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate would not materially interfere with its ability to conduct its business as currently conducted. All such material assets and properties, other than assets and properties in which the Company or any of its Subsidiaries has a leasehold interest, are free and clear of all Liens, except for Liens that individually or in the aggregate would not materially interfere with the ability of the Company and its Subsidiaries to conduct their respective businesses as currently conducted.

                (ii) Each of the Company and its Subsidiaries has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect, except for such noncompliance or failure to be in full force and effect that individually or in the aggregate is not reasonably likely to have a Material Adverse Effect. Each of the Company and its Subsidiaries enjoys peaceful and undisturbed possession under all such material leases, except for failures to do so that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect.

            (q) Intellectual Property. Each of the Company and its Subsidiaries owns, or is validly licensed or otherwise has the right to use all patents, patent applications, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs (collectively, "Intellectual Property Rights") which if the Company or its Subsidiaries did not own or validly license or otherwise have the right to use would have a Material Adverse Effect on the Company. Section 3.1(q) of the Company Disclosure Schedule sets forth, as of the date hereof, a list of all granted patents, pending patent applications, trademarks and applications therefor owned by or licensed to the Company or any of its Subsidiaries. No claims are pending or, to the Knowledge of the Company, threatened that the Company or any of its Subsidiaries is infringing the rights of any Person with regard to any Intellectual Property Right which have or would have a Material Adverse Effect on the Company. To the Knowledge of the Company, no Person is infringing the rights of the Company or any of its Subsidiaries with respect to any Intellectual Property Right which would have a Material Adverse Effect on the Company. As of the date hereof, the Company has no Knowledge that the business of the Company and its Subsidiaries as presently conducted or as presently contemplated does or will infringe (i) any granted patent or existing trademark or (ii) any patent granted from a pending patent application. No claims are pending or, to the Knowledge of the Company, are threatened challenging the ownership of or license to the Intellectual Property Rights owned by or licensed to the Company and its Subsidiaries which have or would have a Material Adverse Effect on the Company.

            (r) Voting Requirements. The affirmative vote of a majority of the outstanding shares of Company Common Stock to adopt this Agreement (the "Stockholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement and approve the transactions contemplated hereby.

            (s) State Takeover Statutes. The Board of Directors of the Company has approved the terms of this Agreement and the Option Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and the Option Agreement, and such approval represents all the action necessary to render inapplicable to this Agreement, the Option Agreement, the Merger and the other transactions contemplated by this Agreement and the Option Agreement, the provisions of Section 203 of the DGCL. No other state takeover statute or similar statute or regulation applies to or purports to apply to this Agreement, the Option Agreement, the Merger or the other transactions contemplated by this Agreement or the Option Agreement.

            (t) Brokers. No broker, investment banker, financial advisor or other Person, other than Morgan Stanley & Co. Incorporated, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement and the Option Agreement based upon arrangements made by or on behalf of the Company. The Company has delivered to Parent true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the Persons to whom such fees are payable.

            (u) Opinion of Financial Advisor. The Company has received the opinion of Morgan Stanley & Co. Incorporated, dated the date hereof, to the effect that, as of such date, the Merger Consideration is fair from a financial point of view to the holders of shares of Company Common Stock, a signed copy of which opinion has been delivered to Parent.

            (v) Accounting Matters. Neither the Company nor any of its Affiliates has taken or agreed to take any action or knows of any fact or circumstance that is reasonably likely to prevent Parent from accounting for the business combination to be effected by the Merger as a pooling of interests. The Company's management has consulted with and has made representations to its advisors regarding the Company's management's conclusion that the Merger will qualify as a pooling of interests business combination. Based upon the Company's management's consultations with its advisors, nothing has come to the Company's management's attention that would preclude the Merger from qualifying as a pooling of interests business combination, subject to the occurrence of any events between (i) the initiation and the consummation of the Merger and (ii) for a period of two years subsequent to the consummation of the Merger that would preclude the Parent from accounting for the Merger as a pooling of interests business combination.

            (w) Supply Relationships. The Company and its Subsidiaries have in place supply agreements or arrangements sufficient to meet the needs of the business of the Company as it is currently being conducted, and to the knowledge of the Company, no material adverse change in those agreements or arrangements is reasonably anticipated.

            (x) Rights Agreement. The Company has taken all actions necessary to cause the Rights Agreement, dated as of May 19, 1995, between the Company and American Stock Transfer and Trust Company of New York, as rights agent (the "Rights Agreement") to be amended to (i) render the Rights Agreement inapplicable to this Agreement, the Option Agreement, the Merger and the other transactions contemplated by this Agreement and the Option Agreement, (ii) ensure that (y) none of Parent, Sub or any other Subsidiary of Parent is an Acquiring Person (as defined in the Rights Agreement) pursuant to the Rights Agreement by virtue of the execution of this Agreement and the Option Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement and the Option Agreement and (z) a Distribution Date or a Stock Acquisition Date (as such terms are defined in the Rights Agreement) does not occur by reason of the execution of this Agreement and the Option Agreement, the consummation of the Merger or the consummation of the other transactions contemplated by this Agreement and the Option Agreement and (iii) provide that the Expiration Date (as defined in the Rights Agreement) shall occur immediately prior to the Effective Time. A correct and complete copy of the Rights Agreement, as amended to date, has been furnished to Parent.

            (y)     Regulatory Compliance.

                (i) As to each product subject to the jurisdiction of the U.S. Food and Drug Administration ("FDA") under the Federal Food, Drug and Cosmetic Act and the regulations thereunder ("FDCA") (each such product, a "Pharmaceutical Product") that is manufactured, tested, distributed and/or marketed by the Company or any of its Subsidiaries, such Pharmaceutical Product is being manufactured, tested, distributed and/or marketed in substantial compliance with all applicable requirements under FDCA and similar Legal Provisions, including those relating to investigational use, premarket approval, good manufacturing practices, labeling, advertising, record keeping, filing of reports and security, except where the failure to be in compliance is not reasonably likely to have a Material Adverse Effect on the Company. Neither the Company nor its Subsidiaries has received any notice or other communication from the FDA or any other Governmental Entity (A) contesting the premarket approval of, the uses of or the labeling and promotion of any of the Company's or its Subsidiaries' products or (B) otherwise alleging any violation of any Legal Provision by the Company or its Subsidiaries which, in either case, would have a Material Adverse Effect.

                (ii) No Pharmaceutical Products have been recalled, withdrawn, suspended or discontinued by the Company or any of its Subsidiaries in the United States or outside the United States (whether voluntarily or otherwise) since January 1, 1998. No proceedings in the United States and outside of the United States of which the Company has Knowledge (whether completed or pending) seeking the recall, withdrawal, suspension or seizure of any Pharmaceutical Product are pending against the Company or any of its Subsidiaries, nor have any such proceedings been pending at any time since January 1, 1998 which would reasonably be expected to have a Material Adverse Effect.

                (iii) As to each biological or drug of the Company or its Subsidiaries for which a biological license application, new drug application, investigational new drug application or similar state or foreign regulatory application has been approved, the Company and its Subsidiaries are in substantial compliance with 21 U.S.C. sec. 355 or 21 C.F.R. Parts 312 or 314 et seq., respectively, and similar Legal Provisions and all terms and conditions of such applications, except where the failure to be in compliance is not reasonably likely to have a Material Adverse Effect on the Company. As to each such drug, the Company and any relevant Subsidiary of the Company, and the officers, employees or agents of the Company or such Subsidiary have included in the application for such drug, where required, the certification described in 21 U.S.C. sec. 335a(k)(1) or any similar Legal Provision and the list described in 21 U.S.C. sec. 335a(k)(2) or any similar Legal Provision, and such certification and such list was in each case true and accurate when made and remained true and accurate thereafter, except in the case where the failure of such application to be true and accurate would not reasonably be expected to have a Material Adverse Effect. In addition, the Company and its Subsidiaries are in substantial compliance with all applicable registration and listing requirements set forth in 21 U.S.C. sec. 360 and 21 C.F.R. Part 207 and all similar Legal Provisions.

                (iv) Each article of any drug manufactured and/or distributed by the Company or any of its Subsidiaries is not adulterated within the meaning of 21 U.S.C. sec. 351 (or similar Legal Provisions) or misbranded within the meaning of 21 U.S.C. sec. 352 (or similar Legal Provisions), and is not a product that is in violation of 21 U.S.C. sec. 355 (or similar Legal Provisions), except where such failure in compliance with the foregoing would not reasonably be expected to have a Material Adverse Effect on the Company.

                (v) Neither the Company, nor any Subsidiary of the Company, nor any officer, employee or agent of either the Company or any Subsidiary of the Company has made an untrue statement of a material fact or fraudulent statement to the FDA or other Governmental Entity, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Entity, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, could reasonably be expected to provide a basis for the FDA or any other Governmental Entity to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities", set forth in 56 Fed. Reg. 46191 (September 10,
      1991) or any similar policy. Neither the Company nor any Subsidiary of the Company, nor any officer, employee or agent of either the Company or any Subsidiary of the Company, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. sec. 335a(a) or any similar Legal Provision or authorized by 21 U.S.C. sec. 335a(b) or any similar Legal Provision.

                (vi) Except as disclosed in the Filed SEC Documents, neither the Company nor any Subsidiary of the Company has received any written notice that the FDA or any other Governmental Entity has commenced, or threatened to initiate, any action to withdraw its approval or request the recall of any product of the Company or any Subsidiary, or commenced, or overtly threatened to initiate, any action to enjoin production at any facility of the Company or any Subsidiary which would reasonably be expected to have a Material Adverse Effect.

            (z) Year 2000 Compliance. The Company has adopted and implemented a commercially reasonable plan to provide (x) that the change of the year from 1999 to the year 2000 will not materially and adversely affect the information and business systems of the Company or its Subsidiaries and (y) that the impacts of such change on the vendors and customers of the Company and its Subsidiaries will not have a Material Adverse Effect on the Company. In the Company's reasonable best estimate, no expenditures materially in excess of currently budgeted items previously disclosed in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 will be required in order to cause the information and business systems of the Company and its Subsidiaries to operate properly following the change of the year 1999 to the year 2000. Between the date of this Agreement and the Effective Time, the Company shall continue to use reasonable best efforts to implement the plan previously disclosed in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

      Section 3.2 Representations and Warranties of Parent and Sub. Except as set forth on the disclosure schedule delivered by Parent to the Company prior to the execution of this Agreement, which disclosure schedule specifies the section or subsection of this Agreement to which the exception relates (the "Parent Disclosure Schedule"), Parent and Sub represent and warrant to the Company as follows:

            (a) Organization, Standing and Corporate Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate would not have a Material Adverse Effect on Parent. Parent has made available to the Company complete and correct copies of its Restated Certificate of Incorporation and Bylaws and the Certificate of Incorporation and Bylaws of Sub, in each case as amended to the date hereof.

            Sub was formed solely for the purpose of effecting the Merger and, since the date of its incorporation, Sub has not engaged in any activities and has not incurred any liabilities or obligations other than in connection with its formation and in connection with or as contemplated by this Agreement.

            (b) Subsidiaries. As of the date hereof, Parent has no Subsidiaries other than Sub. All the outstanding shares of capital stock of, or other equity interests, in Sub have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by Parent free and clear of all Liens, and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests.

            (c) Capital Structure. The authorized capital stock of Parent consists of 120,000,000 shares of Parent Common Stock and 5,524,525 shares of Preferred Stock, par value $.01 per share ("Preferred Stock").
 At the close of business on September 20, 1999, (i) 63,271,596 shares of Parent Common Stock were issued and outstanding, (ii) no shares of Parent Common Stock were held by Parent in its treasury, (iii) 7,016,237 shares of Parent Common Stock were issuable pursuant to outstanding Parent Stock Options, (iv) no shares of Preferred Stock were issued or outstanding, and
 (v) 1,200,000 shares of Series B Junior Preferred Stock were reserved for issuance in connection with the rights issued pursuant to the Amended and Restated Rights Agreement, dated as of October 31, 1998, by and between the Company and American Stock Transfer & Trust Company, as Rights Agent. Except as set forth above in this Section 3.2(c) at the close of business on September 20, 1999, no shares of capital stock or other voting securities of Parent were issued, issuable, reserved for issuance or outstanding. Except as set forth above in this Section 3.2(c), as of the date hereof there are no outstanding stock appreciation rights or rights to receive shares of Parent Common Stock on a deferred basis granted under any employee or director benefit plans or arrangements of Parent or otherwise (the "Parent Stock Plans"). All outstanding shares of capital stock of Parent are, and all shares which may be issued pursuant to Parent Stock Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth above in this Section 3.2(c), as of the date hereof there are no bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Parent may vote. Except as set forth above in this Section 3.2(c) or resulting from the issuance of shares of Parent Common Stock pursuant to options or other benefits issued or granted pursuant to the Parent Stock Plans outstanding as of the close of business on September 20, 1999, as of the date hereof (x) there are not issued, issuable, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of Parent, (B) any securities of Parent convertible into or exchangeable or exercisable for shares of capital stock or voting securities of Parent, (C) any warrants, calls, options or other rights to acquire from Parent or any Subsidiary of Parent, and no obligation of the Parent or any Subsidiary of Parent to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Parent, and (y) there are not any outstanding obligations of the Parent or any Subsidiary of Parent to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

            (d) Authority; Noncontravention. Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement (and, in the case of Parent, the Option Agreement), and to consummate the transactions contemplated by this Agreement (and, in the case of Parent, those contemplated by the Option Agreement). The execution and delivery of this Agreement (and, in the case of Parent, the Option Agreement) and the consummation of the transactions contemplated by this Agreement (and, in the case of Parent, those contemplated by the Option Agreement) have been duly authorized by all necessary corporate action on the part of Parent and Sub and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement (and, in the case of Parent, the Option Agreement) or to consummate the transactions contemplated hereby (or, in the case of Parent, those contemplated by the Option Agreement). This Agreement (and, in the case of Parent, the Option Agreement) has been duly executed and delivered by Parent and Sub, as applicable, and, assuming the due authorization, execution and delivery by each of the other parties thereto, constitute legal, valid and binding obligations of Parent and Sub, as applicable, enforceable against Parent and Sub, as applicable, in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by principles governing availability of equitable remedies).

            The execution and delivery of this Agreement and the Option Agreement do not, and the consummation of the Merger and the other transactions contemplated by this Agreement and the Option Agreement and compliance with the provisions of this Agreement and the Option Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries under (i) the Restated Certificate of Incorporation or Bylaws of Parent or the comparable organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, bond, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit or license applicable to Parent or any of its Subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following paragraph, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case applicable to Parent or Sub or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not have a Material Adverse Effect on Parent.

            No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filings with, any Governmental Entity is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent and Sub (and, in the case of Parent, the Option Agreement) or the consummation by Parent and Sub of the Merger or the other transactions contemplated by this Agreement (and, in the case of Parent, those contemplated by the Option Agreement), except for (1) the filing of a premerger notification and report form under the HSR Act and any applicable filings and approvals under similar foreign antitrust laws and regulations,
 (2) the filing with the SEC of (A) the Form S-4 and (B) such reports under
 Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement or the Option Agreement and the transactions contemplated by this Agreement or the Option Agreement, (3) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws, (4) filings with the Nasdaq and (5) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate, would not have a material adverse effect on Parent.

            (e) Parent SEC Documents. Parent has timely filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) with the SEC required to be filed by the Company since January 1, 1998 (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later-filed SEC Document filed by Parent and publicly available prior to the date of this Agreement, none of the Parent SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments not material in amount). Except (i) as set forth in the Parent SEC Documents or (ii) for liabilities set forth in this Agreement or the Option Agreement, neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, would have a Material Adverse Effect on Parent.

            (f) Information Supplied. None of the information supplied or to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and the Proxy Statement will not at the date it is first mailed to the Company's stockholders and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that no representation or warranty is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Form S-4.

            (g) Absence of Certain Changes or Events. Except for liabilities set forth in this Agreement, since December 31, 1998, there has not been any Parent Material Adverse Change.

            (h) Litigation. There is no suit, action or proceeding pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries or any of their respective properties that individually or in the aggregate would have a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against, or, to the Knowledge of Parent, any action, demand, requirement or investigation by any Governmental Entity involving, Parent or any of its Subsidiaries that individually or in the aggregate would have a Material Adverse Effect.

            (i) Compliance with Laws. Each of Parent and its Subsidiaries is in compliance with all Legal Provisions applicable to its business or operations, except for instances of possible noncompliance that individually or in the aggregate would not have a Material Adverse Effect on Parent. Each of Parent and its Subsidiaries has in effect all Permits necessary for it to own, lease or operate its properties and assets and to carry on its business and operations as now conducted, except for the failure to have such Permits that individually or in the aggregate would not have a Material Adverse Effect on Parent. There has occurred no default under, or violation of, any such Permit, except for defaults under, or violations of, Permits that individually or in the aggregate would not have a Material Adverse Effect on Parent. The Merger, in and of itself, would not cause the revocation or cancellation of any such Permit that individually or in the aggregate is reasonably likely to have a Material Adverse Effect on Parent.

            (j) Accounting Matters. Neither Parent nor any of its Affiliates has taken or agreed to take any action that would prevent Parent from accounting for the business combination to be effected by the Merger as a pooling of interests. Parent's management has consulted with and has made representations to its advisors regarding Parent's management's conclusion that the Merger will qualify as a pooling of interests business combination. Based upon Parent's management's consultations with its advisors, nothing has come to Parent's management's attention that would preclude the Merger from qualifying as a pooling of interests business combination, subject to the occurrence of any events between (i) the initiation and the consummation of the Merger and (ii) for a period of two years subsequent to the consummation of the Merger that would preclude the Parent from accounting for the Merger as a pooling of interests business combination.

            (k) Tax Matters. Neither Parent nor any of its Affiliates have taken or agreed to take any action or knows of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Neither Parent nor any of its Subsidiaries has distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997. Neither the stock of Parent nor the stock of any of its Subsidiaries has been distributed in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997.

            (l) Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

            (m) Parent Stockholder Approval. This Agreement and the transactions contemplated hereby, including the issuance of shares of Parent Common Stock pursuant to ARTICLE II hereof, does not require the approval of the holders of Parent Common Stock.

            (n) Parent Common Stock. All outstanding shares of Parent Common Stock are, and all shares of Parent Common Stock which may be issued pursuant to this Agreement shall be when issued duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

            (o) Brokers. No broker, investment banker, financial advisor or other Person, other than Merrill Lynch & Co., the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisors or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

            (p) Year 2000 Compliance. Parent has adopted and implemented a commercially reasonable plan to provide (x) that the change of the year from 1999 to the year 2000 will not materially and adversely affect the information and business systems of the Parent or its Subsidiaries and (y) that the impacts of such change on the vendors and customers of Parent and its Subsidiaries will not have a Material Adverse Effect on Parent. In Parent's reasonable best estimate, no expenditures materially in excess of currently budgeted items previously disclosed in Parent's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 will be required in order to cause the information and business systems of Parent and its Subsidiaries to operate properly following the change of the year 1999 to the year 2000. Between the date of this Agreement and the Effective Time, Parent shall continue to use reasonable best efforts to implement the plan previously disclosed in Parent's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.


                                 ARTICLE IV
                  COVENANTS RELATING TO CONDUCT OF BUSINESS

      Section 4.1    Conduct of Business.

            (a) Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time, or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1, and except as may be agreed in writing by Parent, as may be expressly permitted pursuant to this Agreement or as set forth in Section 4.1 of the Company Disclosure Schedule, the Company shall, and shall cause its Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and key employees and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them with the intention that its goodwill and ongoing business shall be preserved. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1, and except as may be agreed in writing by Parent, as may be expressly permitted pursuant to this Agreement or as set forth in Section 4.1 of the Company Disclosure Schedule, the Company shall not, and shall not permit any of its Subsidiaries to:

                (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property), in respect of, any of its capital stock, other than dividends or distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent, (y) split, combine or reclassify any of its capital stock or amend the terms of any outstanding securities (including Stock Options) or (z) purchase, redeem or otherwise acquire any shares of its capital stock or any other securities;

                (ii) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other securities or any rights, warrants or options to acquire, any such shares, or securities (other than (x) the issuance of shares of Company Common Stock upon the exercise of Stock Options outstanding on the date hereof and in accordance with their terms on the date hereof,
      (y) the issuance of shares of Company Common Stock pursuant to the Option Agreement or (z) the issuance of Company Common Stock pursuant to Warrants outstanding as of the date of this Agreement in accordance with their terms on the date hereof), or any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock based performance units;

                (iii) amend its Certificate of Incorporation or Bylaws or other comparable charter or organizational documents;

                (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing assets of, or by any other manner, any Person or division, business or equity interest of any Person other than assets which in the aggregate do not exceed $500,000 or purchases of raw materials or supplies in the ordinary course of business consistent with past practice;

                (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including securitizations), except sales of inventory in the ordinary course of business consistent with past practice and sales of goods and services not in excess of $500,000 in the aggregate;

                (vi) (x) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice or (y) make any loans, advances or capital contributions to, or investments in, any other Person, other than in the ordinary course of business or to or in any direct or indirect wholly owned Subsidiary of the Company;

                (vii) make or agree to make any new capital expenditure (including leases and in-licenses), or enter into any agreement or agreements providing for payments which are in excess of $100,000 individually or $500,000 in the aggregate;

                (viii) (w) pay, discharge, settle or satisfy any claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities disclosed, reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed SEC Documents or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, (x) cancel any indebtedness,
      (y) waive or assign any claims or rights of substantial value or (z) waive any benefits of, or agree to modify in any respect (A) any standstill or similar agreements to which the Company or any of its Subsidiaries is a party or (B) other than in the ordinary course of business, any confidentiality or similar agreements to which the Company or any of its Subsidiaries is a party;

                (ix) except in the ordinary course of business consistent with past practice, modify, amend or terminate any material contract or agreement to which the Company or any of its Subsidiaries is a party, including, without limitation, the agreements referred to in
      Section 4.1(a)(ix) of the Company Disclosure Schedule;

                (x) enter into any contracts, agreements, binding arrangements or understandings relating to the distribution, sale, license, marketing or manufacturing by third parties of the Company's or its Subsidiaries' products or products licensed by the Company or its Subsidiaries, other than pursuant to any such contracts, agreements, arrangements or understandings currently in place (that have been disclosed in writing to Parent prior to the date hereof) in accordance with their terms as of the date hereof;

                (xi) except as otherwise set forth in this Agreement or as required to comply with applicable law, (A) adopt, enter into, terminate or amend in any material respect (I) any collective bargaining agreement or Benefit Plan or (II) any other agreement, plan or policy involving the Company or its Subsidiaries, and one or more of its current or former directors, officers, consultants, or employees, (B) except as disclosed in writing prior to the date hereof, increase in any manner the compensation, bonus or fringe or other benefits of, or pay any bonus to, any current or former officer, director or employee, other than in the case of employees who are neither current nor former officers or directors, increases made in connection with normal periodic reviews and related compensation and benefit increases which are consistent with past practice, (C) pay any benefit or amount not required under any Benefit Plan or any other benefit plan or arrangement of the Company or its Subsidiaries as in effect on the date of this Agreement, (D) increase in any manner the severance or termination pay of any current or former director, officer or employee, (E) enter into or amend any employment, deferred compensation, consulting, severance, termination or indemnification agreement, arrangement or understanding with any current or former employee, officer or director, (F) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Benefit Plan (including the grant of stock options, stock appreciation rights, performance units, restricted stock, "phantom" stock or other stock related awards), or remove any existing restrictions in any Benefit Plans or agreements or awards made thereunder, (G) amend or modify any Stock Option, (H) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Benefit Plan, (I) take any action to accelerate the vesting of payment of any compensation or benefit under any Benefit Plan;

                (xii) except as otherwise set forth in this Agreement, enter into any material agreement, other than contracts for the sale of the Company's or its Subsidiaries' products in the ordinary course of business, other than pursuant to any contracts, agreements, arrangements or understandings currently in place (that have been disclosed in writing to Parent prior to the date of this Agreement);

                (xiii) except as required by GAAP, make any change in accounting methods, principles or practices;

                (xiv) take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of the Company set forth in this Agreement or the Option Agreement that are qualified by materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Merger set forth in ARTICLE VI not being satisfied;

                (xv) transfer or license to any Person or otherwise extend, amend or modify any rights to the Intellectual Property Rights of the Company and its Subsidiaries other than pursuant to any contracts, agreements, arrangements or understandings currently in place (that have been disclosed in writing to Parent prior to the date of this Agreement); or

                (xvi) authorize, or commit or agree to take, any of the foregoing actions.

            (b) Conduct of Business by Parent. During the period from the date of this Agreement to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1, and except as may be agreed in writing by the Company, or as may be contemplated by this Agreement or Section 4.1(b) of the Parent Disclosure Schedule, (i) Parent shall and shall cause its Subsidiaries to carry on their respective businesses in all material respects in the ordinary course and (ii) Parent shall not, and shall not permit any of its Subsidiaries to:

                (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property), in respect of, any of its capital stock, other than dividends or distributions by a direct or indirect wholly owned Subsidiary of Parent to its parent, or (y) split, combine or reclassify any of its capital stock;

                (ii) amend its Certificate of Incorporation or other comparable charter or organizational documents;

                (iii) take any action that would reasonably be expected to prevent, impair or materially delay the ability of the Company or Parent to consummate the transactions contemplated by this Agreement;

                (iv) take any action that would, or that could reasonably be expected to, result in (x) any of the representations and warranties of Parent set forth in this Agreement that are qualified by materiality becoming untrue, (y) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (z) any of the conditions to the Merger set forth in
      ARTICLE VI not being satisfied; or

                (v) authorize, or commit or agree to take, any of the foregoing actions.

            (c) Advice of Changes. The Company and Parent shall promptly advise the other party orally and in writing of (i) any representation or warranty made by it (and, in the case of Parent, made by Sub) contained in this Agreement or the Option Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation of warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure of it (and, in the case of Parent, by Sub) to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or the Option Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement or the Option Agreement, (iii) any fact or development which would result in the failure of any condition hereto not to be satisfied, (iv) any notice or claim by any third party that its consent is or may be required in connection with the transactions contemplated hereby and (v) any communication from any governmental entity in connection with the transactions contemplated hereby.

            (d) Certain Tax Matters. From the date hereof until the Effective Time, (i) the Company will promptly notify Parent of any action, suit, proceeding, claim or audit (collectively, "Actions") pending against or with respect to the Company or its Subsidiaries in respect of any Tax where there is a reasonable possibility of a determination or decision with respect to the Company's Tax liabilities or Tax attributes that is reasonably likely to have a Material Adverse Effect on the Company and the Company will not settle or compromise any such Action without Parent's prior written consent, which consent shall not be unreasonably withheld, and (ii) the Company and its Subsidiaries will not make any material Tax election, or change any material Tax accounting method, principle or practice, without the prior written consent of Parent, which consent will not be unreasonably withheld.

      Section 4.2    No Solicitation.

            (a) The Company shall not, nor shall it authorize or permit any of its Subsidiaries, any of their respective officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other advisor or representative retained by the Company or its Subsidiaries, directly or indirectly through another Person, (i) to solicit, initiate or encourage (including by way of furnishing information), or take any action designed or reasonably likely to facilitate, the making of a proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal or (ii) participate in any discussions or negotiations regarding any Takeover Proposal; provided, however, that if, at any time prior to the Stockholder Approval, the Board of Directors of the Company determines in good faith, based on advice of outside counsel, that failure to do so would be reasonably likely to result in a breach of its fiduciary duties under applicable law, the Company may, in response to a Superior Proposal that was unsolicited and that did not otherwise result from a breach of this Section 4.2, and subject to providing prior written notice of its decision to take such action to Parent (the "Company Notice") and compliance with Section 4.2(c), (x) furnish information with respect to the Company to the Person making the Superior Proposal pursuant to a customary and reasonable confidentiality agreement no less favorable to the Company than the Confidentiality Agreement (as defined below) and (y) participate in discussions or negotiations regarding such Superior Proposal. The Company and its Subsidiaries, their respective officers, directors and employees and any investment banker, financial advisor, attorney, accountant and other advisor or representative retained by the Company or its Subsidiaries shall immediately cease any existing discussions regarding any Takeover Proposal.

            (b) Neither the Company, nor the Board of Directors of the Company nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent or Sub, the approval or recommendation by such Board of Directors or any such committee of this Agreement or the Merger. Neither the Company, nor the Board of Directors of the Company nor any committee thereof shall (i) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Takeover Proposal, (ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal, (iii) (x) redeem the Rights, (y) waive or amend any provisions of the Rights Agreement or (z) take any action with respect to, or make any determination under, the Rights Agreement, or (iv) waive or fail to enforce the terms of any confidentiality or standstill agreement, in any such case to permit or facilitate a Takeover Proposal. Notwithstanding the foregoing, at any time before the Stockholder Approval, in response to a Superior Proposal which was unsolicited and which did not otherwise result from a breach of this
 Section 4.2, the Board of Directors of the Company may (subject to this sentence and the definition of the term "Superior Proposal") terminate this Agreement and concurrently with such termination cause the Company to enter into a definitive Acquisition Agreement with respect to such Superior Proposal (the determination of whether a proposal is a Superior Proposal to be made after consideration of any modification proposed by Parent), but only (x) at a time that is after the fifth day following Parent's receipt of written notice advising Parent that the Board of Directors of the Company is prepared to accept such Superior Proposal, specifying the material terms and conditions of such Superior Proposal (including a copy of any proposed agreement) and identifying the person making such Superior Proposal and (y) after Parent shall have received the Termination Fee and the Expenses.

            (c) In addition to the obligations of the Company set forth in Section 4.2(a) and Section 4.2(b) hereof, the Company promptly shall advise Parent orally and in writing of any request for information or of any Takeover Proposal, or any inquiry with respect to or which could lead to any Takeover Proposal, the material terms and conditions of such request, Takeover Proposal or inquiry, and the identity of the Person making any such request, Takeover Proposal or inquiry. The Company will keep Parent informed on a prompt basis of the status and details (including amendments or proposed amendments) of any such request, Takeover Proposal or inquiry. The Company will promptly provide Parent with a copy of any written materials received from any third party with respect to or which could lead to any Takeover Proposal and of any materials provided to such third party. The Company shall immediately provide Parent with any such information or materials if so requested by Parent.

            (d) Nothing contained in this Section 4.2 shall prohibit the Company from (x) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or (y) making any disclosure to the Company's stockholders if, in the good faith judgment of the majority of the members of the Board of Directors of the Company, based on advice of outside counsel, failure to so disclose would be inconsistent with its duties under applicable law; provided, subject to
 Section 4.2(b) that neither the Company nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a Takeover Proposal.


                                  ARTICLE V
                            ADDITIONAL AGREEMENTS

      Section 5.1 Preparation of the Form S-4 and the Proxy Statement; Stockholders Meeting.

            (a) As soon as practicable following the date of this Agreement, the Company and Parent shall prepare and the Company shall file with the SEC the Proxy Statement and Parent shall prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Proxy Statement. No filing of, or amendment or supplement to, the Form S-4 will be made by Parent, or to the Proxy Statement will be made by the Company, without providing the other party the opportunity to review and comment thereon. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Form S-4 has become effective, the issuance of any stop order, the suspension of the qualification of Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. The Company will advise Parent, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective Affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to any of the Form S-4 or the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company.

            (b) The Company will, as soon as reasonably practicable, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of obtaining the Stockholder Approval. Unless the Company has terminated this Agreement pursuant to Section 4.2(b) hereof, the Company will, through its Board of Directors, recommend to its stockholders adoption of this Agreement. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to this Section 5.1(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal.

      Section 5.2    Letters of the Company's Accountants.

            (a) The Company shall use its reasonable best efforts to cause to be delivered to Parent two letters from Ernst & Young LLP, the Company's independent public accountants, one dated a date within two Business Days before the date on which the Form S-4 shall become effective and one dated a date within two Business Days before the Closing Date, each addressed to Parent and the Company, in form and substance reasonably satisfactory to Parent and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

            (b) The Company shall use its reasonable best efforts to cause to be delivered to Parent a letter from Ernst & Young LLP, addressed to Parent and the Company, dated as of the Closing Date, stating that (i) Ernst & Young LLP concurs with the Company management's conclusion that, subject to customary qualifications, the Company meets the requirements to be a party to a pooling of interests transaction for financial reporting purposes under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations and (ii) the basis for such a concurrence is Ernst & Young LLP's belief that the criteria for such accounting treatment have been met.

      Section 5.3    Letters of Parent's Accountants.

            (a) Parent shall use its reasonable best efforts to cause to be delivered to the Company two letters from PricewaterhouseCoopers LLP, Parent's independent public accountants, one dated a date within two Business Days before the date on which the Form S-4 shall become effective and one dated a date within two Business Days before the Closing Date, each addressed to the Company and Parent, in form and substance reasonably satisfactory to the Company and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

            (b) Parent shall use its reasonable best efforts to cause to be delivered to the Company a letter from PricewaterhouseCoopers LLP, addressed to the Company and Parent, dated as of the Closing Date, stating that (i) PricewaterhouseCoopers LLP concurs with Parent's management's conclusion that, subject to customary qualifications, the Merger qualifies for pooling of interests treatment for financial reporting purposes under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations and (ii) the basis for such a concurrence is PricewaterhouseCoopers LLP's belief that the criteria for such accounting treatment have been met.

      Section 5.4    Access to Information; Confidentiality.

            (a) Subject to the Confidentiality Agreement dated as of September 7, 1999, between Parent and the Company (as it may be amended from time to time, the "Confidentiality Agreement"), the Company shall afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all its properties, books, contracts, commitments, personnel and records and, during such period, the Company shall furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of United States Federal or state securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request. Except as required by law, Parent will hold, and will cause its officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates to hold, any nonpublic information received from the Company, directly or indirectly, in accordance with the Confidentiality Agreement. Parent will make all reasonable best efforts to minimize disruption to the business of the Company and its Subsidiaries which may result from the requests for data and information hereunder. All requests for access and information shall be coordinated through senior executives of the parties to be designated.

            (b) Subject to the Confidentiality Agreement, Parent agrees to provide to the Company, from time to time prior to the date on which Stockholder Approval is obtained, such information as the Company shall reasonably request to evaluate Parent and its business, financial condition, operations and prospects and shall furnish promptly to the Company a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of United States Federal or state securities laws. Except as provided by law, the Company will hold, and will cause its officers and employees to hold, any nonpublic information received from Parent, directly or indirectly, in accordance with the Confidentiality Agreement. The Company will make all reasonable best efforts to minimize disruption to the business of the Parent and its Subsidiaries which may result from the requests for data and information hereunder. All requests for access and information shall be coordinated through senior executives of the parties to be designated.

      Section 5.5 Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement and the Option Agreement, including using reasonable best efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions to Closing to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties (provided that if obtaining any such consent, approval or waiver would require any action other than the payment of a nominal amount, such action shall be subject to the consent of Parent, not to be unreasonably withheld), (iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the Option Agreement or the consummation of the transactions contemplated hereby or thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and the Option Agreement. In connection with and without limiting the foregoing, the Company and its Board of Directors shall if any state takeover statute or similar statute becomes applicable to this Agreement, the Option Agreement, the Merger or any other transactions contemplated by this Agreement or the Option Agreement, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement and the Option Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Option Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement, the Option Agreement, the Merger and the other transactions contemplated by this Agreement and the Option Agreement. Nothing in this Agreement shall be deemed to require Parent to agree to, or proffer to, divest or hold separate any assets or any portion of any business of Parent, the Company or any of their respective Subsidiaries.

      Section 5.6    Stock Options.

            (a) As of the Effective Time, each outstanding option to purchase shares of Company Common Stock (a "Stock Option") granted under any plan or arrangement providing for the grant of options to purchase shares of Company Common Stock to current or former officers, directors, employees or consultants of the Company or its Subsidiaries (the "Company Stock Plans"), whether vested or unvested, shall be converted into an option to acquire, on the same terms and conditions as were applicable under the Stock Option, the number of shares of Parent Common Stock (rounded to the nearest whole share) determined by multiplying the number of shares of Company Common Stock subject to such Stock Option by the Exchange Ratio, at a price per share of Parent Common Stock equal to (A) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Stock Option divided by (B) the aggregate number of shares of Parent Common Stock deemed purchasable pursuant to such Stock Option (each, as so adjusted, an "Adjusted Option"); provided that such exercise price shall be rounded up to the nearest whole cent. The transactions contemplated by this Agreement constitute a 'change in control' for purposes of the Company Stock Plans.

            (b) The adjustments provided herein with respect to any Stock Options that are "incentive stock options" as defined in Section 422 of the Code shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code.

            (c) At the Effective Time, by virtue of the Merger and without the need of any further corporate action, Parent shall assume the Company Stock Plans, with the result that all obligations of the Company under the Company Stock Plans, including with respect to Stock Options outstanding at the Effective Time, shall be obligations of Parent following the Effective Time.

            (d) At or prior to the Effective Time, Parent shall take all corporate action necessary to reserve for issue a sufficient number of shares of Parent Common Stock for delivery upon exercise of Stock Options. As soon as practicable after the Effective Time, Parent shall file a Registration Statement on Form S-3 or Form S-8 as the case may be (or any successor or other appropriate forms), with respect to the shares of Parent Common Stock subject to such Stock Options, and shall maintain the effectiveness of such registration statement and the current status of the prospectus or prospectuses contained therein, for so long as such Stock Options remain outstanding.

            (e) Parent shall take, and shall cause the Surviving Corporation and its Subsidiaries and all other affiliates of Parent to take, the following actions: (i) waive any limitations regarding pre-existing conditions and eligibility waiting periods under any welfare or other employee benefit plan maintained by any of them for the benefit of employees of the Company or any of its Subsidiaries immediately prior to the Effective Time (the "Employees") to the extent such pre-existing condition or waiting period did not apply to the Employee under a comparable plan of the Company immediately prior to the Effective Time,
 (ii) provide each Employee with credit for any co-payments and deductibles paid prior to the Effective Time for the calendar year in which the Effective Time occurs, in satisfying any applicable deductible or out-of-pocket requirements under such welfare plans or other employee benefit plans, and (iii) for all purposes (other than for purposes of benefit accruals under any defined benefit pension plan) under all compensation and benefit plans and policies applicable to the employees, treat all service by the Employees with the Company or any of its Subsidiaries or Affiliates before the Effective Time as service with Parent and its Subsidiaries and Affiliates.

      Section 5.7    Indemnification, Exculpation and Insurance.

            (a) Parent agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or employees or officers of the Company as provided in the Company Certificate of Incorporation, the Bylaws or any indemnification agreement between such directors or officers and the Company (in each case, as in effect on the date hereof) shall be assumed by the Surviving Corporation in the Merger, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms.

            (b) For six years after the Effective Time, Parent shall cause the Company to maintain in effect the Company's current officers', directors' and employees' liability insurance in respect of acts or omissions occurring at or prior to the Effective Time, covering each Person currently covered by the Company's officers' and directors' liability insurance policy (a copy of which has been heretofore delivered to Parent), on terms with respect to such coverage and amount no less favorable than those of such policy in effect on the date hereof; provided that Parent may substitute therefor policies of Parent containing terms with respect to coverage and amount no less favorable to such directors and officers; provided, however, that in satisfying its obligation under this Section 5.7(b) Parent shall not be obligated to pay premiums in excess of 200% of the amount per annum paid by the Company in its last full fiscal year; and provided further that if Parent is not able to obtain such coverage for such 200% amount, Parent shall nevertheless be obligated to provide such coverage as may be obtained for such 200% amount.

            (c) The provisions of this Section 5.7 are (i) intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.

      Section 5.8    Fees and Expenses.

            (a) Except as provided below, all fees and expenses incurred in connection with this Agreement, the Option Agreement, the Merger and the other transactions contemplated by this Agreement and the Option Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of Parent and the Company shall bear and pay one-half of (i) the costs and expenses incurred in connection with filing, printing and mailing the Proxy Statement and the Form S-4 and (ii) the filing fees for the premerger notification and report forms under the HSR Act and any similar foreign antitrust laws.

            (b) In the event that (1) a bona fide Takeover Proposal shall have been publicly disclosed or has been made directly to the Company's stockholders or any Person has announced an intention (whether or not conditional) to make a bona fide Takeover Proposal and thereafter this Agreement is terminated by either (x) Parent or the Company pursuant to
 Section 7.1(b)(iii) or (y) by Parent pursuant to Section 7.1(d) (provided that the breach or failure to perform giving rise to Parent's right to terminate under Section 7.1(d) shall be willful and material) and, in either case, within 12 months of termination the Company enters into an Acquisition Agreement with respect to a Takeover Proposal or a Takeover Proposal is consummated or (2) this Agreement is terminated (x) by the Company pursuant to Section 7.1(f) or (y) by Parent pursuant to Section 7.1(e), then the Company shall pay Parent a fee equal to $15 million (the "Termination Fee"), payable by wire transfer of immediately available funds, such payment to be made (A) in the case of the termination contemplated by clause (1), on the earlier of the date the Company enters into an Acquisition Agreement or a Takeover Proposal is consummated, (B) in the case of a termination contemplated by clause (2)(x), no later than immediately prior to such termination and (c) in the case of termination contemplated by clause 2(y), no later than the date of such termination. Simultaneously with the payment of the Termination Fee, the Company shall reimburse Parent for all of its documented out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby (including documented fees and expenses of accountants, attorneys and financial advisors) up to an aggregate of $2,000,000 (the "Expenses"). The Company acknowledges that the agreements contained in this Section 5.8(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement. If Parent shall successfully bring an action to enforce its rights under this Section 5.8(b), the Company shall reimburse Parent for its reasonable fees and expenses in connection therewith and shall pay Parent interest on the Termination Fee and Expenses from the date the Termination Fee becomes payable to the date of payment at the publicly announced prime rate of Citibank, N.A. in effect on the date the Termination Fee became payable.

      Section 5.9 Public Announcements. Parent and the Company will consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger and the Option Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement and the Option Agreement shall be in the form heretofore agreed to by the parties.

      Section 5.10   Affiliates.

            (a) As soon as practicable after the date hereof, and in no event more than 45 days prior to the date of the Stockholders Meeting, the Company shall deliver to Parent a letter identifying all Persons who are at the time this Agreement is submitted for adoption by the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act or for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and its related interpretations and applicable SEC rules and regulations. The Company shall use its reasonable best efforts to cause each such Person to deliver to Parent at least 30 days prior to the Closing Date a written agreement substantially in the form attached as Exhibit A hereto.

            (b) As soon as practicable after the date hereof, and in no event more than 45 days prior to the date of the Company Stockholder Meeting, Parent shall deliver to the Company a letter identifying all Persons who are at the time this Agreement is submitted for adoption by the stockholders of the Company, "affiliates" of the Parent for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and its related interpretations and applicable SEC rules and regulations. Parent shall use its reasonable best efforts to cause each such Person to deliver to Parent at least 30 days prior to the Closing Date a written agreement substantially in the form attached as Exhibit B hereto.

      Section 5.11 Stock Exchange Listing. To the extent Parent does not issue treasury shares in the Merger which are already listed, Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the Nasdaq, subject to official notice of issuance, prior to the Closing Date. The Company shall use its reasonable best efforts to cause the shares of Company Common Stock to be issued pursuant to the Option Agreement to be approved for quotation on Nasdaq, as promptly as practicable after the date hereof, and in any event prior to the earlier of (x) the Closing Date or
 (y) termination of this Agreement under circumstances where the Option issued pursuant to the Option Agreement is or may become exercisable by Parent.

      Section 5.12 Pooling of Interests. Each of the Company and Parent will use reasonable best efforts to cause the Merger to be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and its related interpretations and applicable SEC rules and regulations, and such accounting treatment to be accepted by each of the Company's and Parent's independent public accountants, and by the SEC, respectively, and each of the Company and Parent agrees that it will voluntarily take no action that would cause such accounting treatment not to be obtained.

      Section 5.13 Tax Treatment. Parent and the Company intend that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. Parent and the Company shall each use all reasonable efforts to cause the Merger to so qualify.

      Section 5.14 Stockholder Litigation. The Company shall give Parent the opportunity to participate, on an advisory basis, in the defense of any stockholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement or the Option Agreement.

      Section 5.15 Rights Agreement. The Board of Directors of the Company shall take all further action (in addition to that referred to in Section 3.1(x) hereof) requested in writing by Parent in order to render the rights (the "Rights") issued pursuant to the Rights Agreement inapplicable to the Merger and the other transactions contemplated by this Agreement and the Option Agreement.

      Section 5.16 Conveyance Taxes. The Company and the Parent shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transaction contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time.


                                 ARTICLE VI
                            CONDITIONS PRECEDENT

      Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

            (a) Stockholder Approval. The Stockholder Approval shall have been obtained.

            (b) Nasdaq Listing. The shares of Parent Company Stock issuable to the Company's stockholders as contemplated by this Agreement shall have been approved for listing on Nasdaq, subject to official notice of issuance.

            (c) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

            (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other statute, law, rule, legal restraint or prohibition (collectively, "Restraints") shall be in effect preventing the consummation of the Merger; provided, however, that each of the parties that have used its reasonable best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

            (e) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

            (f) Pooling Letters. Parent and the Company shall have received letters from Ernst & Young LLP and PricewaterhouseCoopers LLP, dated as of the Closing Date, in each case, addressed to Parent and the Company, stating in substance the matters to be stated by Ernst & Young LLP and PricewaterhouseCoopers LLP, pursuant to Section 5.2(b) and Section 5.3(b), respectively.

            (g) No Governmental Litigation. There shall not be pending any suit, action or proceeding by any Governmental Entity, (i) challenging the acquisition by Parent or Sub of any shares of Company Common Stock, seeking to restrain or prohibit the consummation of the Merger, or seeking to place limitations on the ownership of shares of Company Common Stock (or shares of common stock of the Surviving Corporation) by Parent or Sub or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company, (ii) seeking to prohibit or materially limit the ownership or operation by the Company or its Subsidiaries, Parent or any of Parent's Subsidiaries of any material portion of any business or of any assets of the Company, Parent or any of Parent's Subsidiaries, or to compel the Company, Parent or any of Parent's Subsidiaries to divest or hold separate any material portion of any business or of any assets of the Company, Parent or any of their respective Subsidiaries, as a result of the Merger or (iii) seeking to prohibit Parent or any of its Subsidiaries from effectively controlling in any material respect the business or operations of the Company or its Subsidiaries.

      Section 6.2 Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

            (a) Representations and Warranties. Each representation and warranty of the Company contained in this Agreement that is qualified as to materiality shall be true and correct, and each representation and warranty of the Company contained in this Agreement that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

            (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

            (c) Letters from Company Affiliates. Parent shall have received from each Person named in the letter referred to in Section 5.10(a) an executed copy of an agreement substantially in the form of Exhibit A hereto.

            (d) No Material Adverse Effect. No fact or development shall have occurred and be continuing which has had or would be reasonably likely to result in any change, effect, event, occurrence or state of facts (or any development that has had or is reasonably likely to have any change or effect) that is materially adverse to the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

            (e) Consents. All consents, the absence of which, in the aggregate, would be reasonably likely to have a Material Adverse Effect, shall have been obtained.

            (f) Environmental Laws. Any consents and authorizations required under any Environmental Law for the operation of the Surviving Corporation after the Closing shall have been obtained.

      Section 6.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

            (a) Representations and Warranties. Each representation and warranty of Parent and Sub contained in this Agreement that is qualified as to materiality shall be true and correct, and each representation and warranty of Parent and Sub contained in this Agreement that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date. The Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

            (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

            (c) No Material Adverse Effect. No fact or development shall have occurred and be continuing which has had or would be reasonably likely to result in any change, effect, event, occurrence or state of facts (or any development that has had or is reasonably likely to have any change or effect) that is materially adverse to the business, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole.

            (d) Tax Opinion. The Company shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to the Company, dated as of the Effective Time, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. The issuance of such opinion shall be conditioned upon the receipt by such special tax counsel of customary representation letters from each of Parent, Sub, and the Company, in each case, in form and substance reasonably satisfactory to such special tax counsel. Each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect. The Company may not waive or amend this condition without the express written consent of Parent.

      Section 6.4 Frustration of Closing Conditions. None of the Company, Parent or Sub may rely on the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3 as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement and the Option Agreement, as required by and subject to Section 5.5.


                                 ARTICLE VII
                      TERMINATION, AMENDMENT AND WAIVER

      Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Stockholder
 Approval:

            (a) by mutual written consent of Parent, Sub and the Company;

            (b)     by either Parent or the Company:

                (i) if the Merger shall not have been consummated by March 31, 2000 for any reason; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to be consummated on or before such date;

                (ii) if any Restraint having any of the effects set forth in Section 6.1(d) shall be in effect and shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall have used reasonable best efforts to prevent the entry of and to remove such Restraint; or

                (iii) if the Stockholder Approval shall not have been obtained at the Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof;

            (c) by the Company, if Parent shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.3(a) or
 Section 6.3(b), and (B) is not cured by Parent within 15 calendar days following receipt of written notice of such breach or failure to perform from the Company;

            (d) by Parent, if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.3(a) or
 Section 6.3(b), and (B) is not cured by the Company within 15 calendar days following receipt of written notice of such breach or failure to perform from Parent;

            (e)     by Parent, if the directors of the Company shall have
 (i) withdrawn, modified or changed the approval or recommendation of the Board of Directors of the Company or any committee thereof of this Agreement or the Merger in a manner adverse to Parent or Sub, (ii) approved or recommended to the stockholders of the Company a Takeover Proposal,
 (iii) approved or recommended that the stockholders of the Company tender their shares of Company Common Stock into any tender offer or exchange offer that is a Takeover Proposal or is related thereto or (iv) indicated any intention to do any of the foregoing; or

            (f)     by the Company in accordance with Section 4.2(b).

            (g) by the Company as set forth in Section 2.1(e) unless Parent shall have delivered a Top-Up Notice as contemplated by such Section.

      Section 7.2 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the provisions of Section 3.1(t)[brokers], the penultimate sentence of
 Section 5.4(a) [Parent to keep confidential nonpublic information received from the Company], the last sentence of Section 5.4(b) [Company to keep confidential nonpublic information received from Parent] and Section 5.8 [fees and expenses], this Section 7.2 and ARTICLE VIII, which provisions shall survive such termination, and except to the extent that such termination results from the willful or material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

      Section 7.3 Amendment. This Agreement may be amended by the parties hereto at any time before or after the Stockholder Approval; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by the stockholders of the Company without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      Section 7.4 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) subject to the proviso of Section 7.3, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.


                                ARTICLE VIII
                             GENERAL PROVISIONS

      Section 8.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.
 This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

      Section 8.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given, and shall be effective upon receipt, if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            if to Parent or Sub, to:

            MedImmune, Inc.
            35 West Watkins Mill Road
            Gaithersburg, Maryland  20878
            Telephone: (301) 417-0770
            Telecopier: (301) 527-4200

            with a copy to:

            Dewey Ballantine LLP
            1301 Avenue of the Americas
            New York, New York 10019-6092
            Telephone: (212) 259-8000
            Telecopier: (212) 259-6333
            Attention: Frederick W. Kanner

            if to the Company, to:

            U.S. Bioscience, Inc.
            One Tower Bridge
            100 Front Street, Suite 400
            West Conshohocken, Pennsylvania  19428
            Telephone: (800) 898-4404
            Telecopier: (610) 832-4500

            with a copy to:

            Skadden, Arps, Slate Meagher & Flom LLP
            919 Third Avenue
            New York, New York 10022-3897
            Telephone: (212) 735-3000
            Telecopier: (212) 735-2000
            Attention:  Margaret L. Wolff

      Section 8.3    Definitions.  For purposes of this Agreement:

            (a) an "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person;

            (b) "Business Day" means any day other than Saturday, Sunday or any other day on which banks are legally permitted to be closed in New York;

            (c) "Knowledge" of any Person that is not an individual means, with respect to any matter in question, the actual knowledge of any of such person's executive officers or other employees having primary responsibility for such matter;

            (d) "Material Adverse Change" or "Material Adverse Effect", as used with respect to the Company or Parent, as the case may be, means any change, effect, event, occurrence or state of facts (or any development that has had or is reasonably likely to have any change or effect) that is materially adverse to the business, financial condition or results of operations of such entity and its Subsidiaries, taken as a whole, or which would prevent or materially delay the consummation of the transactions contemplated hereby;

            (e) "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

            (f) a "Subsidiary" of any Person means, with respect to such Person, any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity;

            (g) "Superior Proposal" means any bona fide proposal made by a third party (i) to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Company Common Stock then outstanding or all or substantially all the assets of the Company and its Subsidiaries taken as a whole, (ii) that is otherwise on terms which the Board of Directors of the Company determines in its good faith judgment (based on advice from a financial advisor of nationally recognized reputation) to be more favorable to the Company and its stockholders than the Merger after taking into account the terms of this Agreement (as it may be proposed to be amended by Parent), (iii) which is reasonably capable of being consummated on a prompt basis, (iv) for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of the Company, is reasonably capable of being obtained by such third party and (v) for which no regulatory approvals, including antitrust approvals, are required that are not reasonably be expected to be obtained on prompt basis; and

            (h) "Takeover Proposal" means any bona fide inquiry, proposal or offer from any Person relating to any direct or indirect acquisition or purchase of a business or assets that constitute 15% or more of the net revenues, net income or the assets of the Company or its Subsidiaries, taken as a whole, or 15% or more of any class of equity securities of the Company or its Subsidiaries or any tender offer or exchange offer that if consummated would result in any Person beneficially owning 15% or more of any class of equity securities of the Company or any of its Subsidiaries or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

      Section 8.4 Interpretation. When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
 Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

      Section 8.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

      Section 8.6 Entire Agreement; Third-Party Beneficiaries. This Agreement, the Option Agreement and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, the Option Agreement and the Confidentiality Agreement and (b) except for the provisions of Section 5.7, are not intended to confer upon any Person other than the parties any rights or remedies.

      Section 8.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

      Section 8.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned Subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

      Section 8.9 Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in any state court in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto
 (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or of any state court located in the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a Federal court located in the State of Delaware or a state court located in the State of Delaware.

      Section 8.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

      IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                               MEDIMMUNE, INC.


                               By: /s/ Wayne T. Hockmeyer
                                   -------------------------------------------
                                   Name: Wayne T. Hockmeyer
                                   Title: Chairman and Chief Executive Officer


                               MARLIN MERGER SUB INC.


                               By: /s/ Wayne T. Hockmeyer
                                   -------------------------------------------
                                   Name: Wayne T. Hockmeyer
                                   Title: Chairman and Chief Executive Officer


                               U.S. BIOSCIENCE, INC.


                               By: /s/ C. Boyd Clarke
                                   --------------------------------------------
                                   Name: C. Boyd Clarke
                                   Title: President and Chief Executive Officer